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                                                                    EXHIBIT 10.2


                                AMENDMENT THREE
                                     TO THE
                             1987 STOCK OPTION PLAN
                        (WITH STOCK APPRECIATION RIGHTS)
                                      FOR
                        CASH AMERICA INTERNATIONAL, INC.


         By action of the Board of Directors of Cash America International, Inc. this day, the 1987 Stock Option Plan (With Stock Appreciation Rights) for Cash America International, Inc. (the "Plan") is hereby amended as follows:

          Section 18 of the Plan is hereby amended as follows:

                 18. Amendment and Discontinuation of the Plan. Except as provided in this Section 18, the Board or the Committee, subject to the approval of the Board, may from time to time amend the Plan or any Option; provided, however, that (except to the extent provided in Section 8) no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee. Subject to changes in law or other legal requirements, including any change in the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, which would permit otherwise, the Plan may not be amended without the consent of the holders of a majority of the Shares then outstanding, to (i) increase materially the aggregate number of Shares that may be issued under the Plan (except for adjustments pursuant to Section 9 of the Plan), (ii) increase materially the benefit accruing to Optionees under the Plan, or (iii) modify materially the requirements as to eligibility for participation in the Plan.




                                        CASH AMERICA INTERNATIONAL, INC.



                                        By: /s/ HUGH A. SIMPSON
                                           -----------------------------
                                           Hugh A. Simpson, Vice President -
                                           General Counsel and Secretary



February 27, 1997